ARTICLES OF INCORPORATION
                                       OF
                                   BHH, INC.


         The undersigned individual, being of full age, for the purpose of forming a corporation under and pursuant to Chapter 302A of the Minnesota Statutes, as amended, hereby adopts the following Articles of Incorporation.


                                ARTICLE 1 - NAME

         1.1)     The name of the corporation shall be BHH, Inc.


                         ARTICLE 2 - REGISTERED OFFICE

         2.1) The registered office of the corporation is located at 1010 First Bank Place West, 120 South Sixth Street, Minneapolis, Minnesota 55402.


                           ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 50,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 30,000,000 common shares and 20,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

     4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


                             ARTICLE 5 - DIRECTORS

     5.1) Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors.


          ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION

         7.1) After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

                  ARTICLE 8 - LIMITATION OF DIRECTOR LIABILITY

         8.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.


                            ARTICLE 9 - INCORPORATOR

     9.1) The name and mailing address of the incorporator are as follows:

                  Dobson West
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, Minnesota 55042


         IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 23rd day of June, 1989.



                                                 /s/ Dobson West
                                                 Dobson West

                               ARTICLES OF MERGER
                                       OF
                           BLACK HAWK HOLDINGS, INC.
                             (an Iowa corporation)
                                      and
                             LIBERTY CAPITAL CORP.
                             (an Iowa corporation)
                                      INTO
                                   BHH, INC.
                           (a Minnesota corporation)


         Pursuant to the provisions of Sections 302A.601-302A.651, Minnesota Statutes, and Sections 496A.68-496A.74 of the Iowa Business Corporation Act, the following Articles of Merger are executed on the date hereinafter set forth:

         FIRST: The names of the corporations which are parties to the merger are Black Hawk Holdings, Inc., an Iowa corporation ("Black Hawk"), Liberty
Capital Corp., an Iowa corporation ("LCC"), and BHH, Inc., a Minnesota corporation and the surviving corporation ("BHH").

         SECOND: Black Hawk has 8,543,095 outstanding common shares, 5,959,550 of which were voted in favor of the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger") and 7,470 of which were voted against the Plan of Merger.

         THIRD: LCC has 4,000 outstanding Class A common shares, all of which were voted in favor of the Plan of Merger; and LCC has 888.4 outstanding Class B common shares, 804.7 of which were voted in favor of the Plan of Merger and none of which were voted against the Plan of Merger.

     FOURTH: BHH has 100 outstanding common shares, all of which were voted in favor of the Plan of Merger.

     FIFTH: The merger shall be effective at the time at which these Articles of Merger are filed with the Secretary of State of the State of Minnesota.

         The undersigned swear that the foregoing is true and accurate and that they have the authority to sign these Articles of Merger on behalf of Black Hawk, LCC and BHH.


Dated:  October 6, 1989.

                                             BLACK HAWK HOLDINGS, INC.


                                             By /s/ Dobson West
                                                Dobson West, President


                                             And /s/ David L. Schinke
                                                 David L. Schinke, Secretary


                                             LIBERTY CAPITAL CORP.


                                             By /s/ Dobson West
                                                Dobson West, President


                                             And /s/ David L. Schinke
                                                 David L. Schinke, Secretary


                                             BHH, INC.


                                             By /s/ Dobson West
                                                Dobson West, President
                                                  and Secretary

STATE OF MINNESOTA                  )
                                    ) SS.
COUNTY OF HENNEPIN                  )

         On this 6th day of October, 1989, before me a Notary Public, personally appeared Dobson West and David L. Schinke, known to me to be the President and Secretary, respectively, of Black Hawk Holdings, Inc., an Iowa corporation, and acknowledged to me that they executed the same on behalf of said corporation.


(Notarial Seal)                               /s/ Robert K. Ranum
                                              Notary Public



STATE OF MINNESOTA                  )
                                    ) SS.
COUNTY OF HENNEPIN                  )

         On this 6th day of October, 1989, before me a Notary Public, personally appeared Dobson West and David L. Schinke, known to me to be the President and Secretary, respectively, of Liberty Capital Corp., an Iowa corporation, and acknowledged to me that they executed the same on behalf of said corporation.


(Notarial Seal)                               /s/ Robert K. Ranum
                                              Notary Public



STATE OF MINNESOTA                  )
                                    ) SS.
COUNTY OF HENNEPIN                  )

         On this 6th day of October, 1989, before me, a Notary Public, personally appeared Dobson West, known to me to be the President and Secretary of BHH, Inc., a Minnesota corporation, and acknowledged to me that he executed the same on behalf of said corporation.


(Notarial Seal)                               /s/ Robert K. Ranum
                                              Notary Public

                                   EXHIBIT A

                                 PLAN OF MERGER
                                       OF
                           BLACK HAWK HOLDINGS, INC.
                             (an Iowa corporation)
                                      AND
                             LIBERTY CAPITAL CORP.
                             (an Iowa corporation)
                                      INTO
                                   BHH, INC.
                           (a Minnesota corporation)


                                   ARTICLE I
                       NAMES OF CONSTITUENT CORPORATIONS
                           AND SURVIVING CORPORATION

         The names of the corporations involved in this merger are Black Hawk Holdings, Inc., an Iowa corporation ("Black Hawk"), Liberty Capital Corp., an Iowa corporation ("LCC") and BHH, Inc., a Minnesota corporation ("BHH"). Black Hawk, LCC and BHH together may be referred to herein as the "Constituent Corporations." The Constituent Corporations shall be combined by the merger of Black Hawk and LCC into BHH, as the Surviving Corporation, pursuant to the provisions of Minnesota Statutes, Sections 302A.601- 302A.651 and Iowa Statutes, Sections 496A.68-496A.74. The Surviving Corporation shall continue under the name Black Hawk Holdings, Inc.


                                   ARTICLE II
                              TERMS AND CONDITIONS

         1. The merger shall be effective on the filing of Articles of Merger with the Secretary of State of the State of Minnesota (the "Effective Time"). At the Effective Time, the separate existence of Black Hawk and LCC shall cease and BHH shall alone continue in existence as the Surviving Corporation. All transactions on and after the Effective Time shall be deemed transactions of and for the account of BHH as the Surviving Corporation.

     2. As of the Effective Time, BHH, as the Surviving Corporation, shall succeed to and possess all the rights, privileges, powers, immunities, franchises, concessions, certificates and authority, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and every interest therein, and all other choses in action of or belonging to any of the Constituent Corporations on whatever account shall be vested in BHH, as the Surviving Corporation, without any further act or deed; and all property, assets, rights, privileges, powers, immunities, franchises, concessions, certificates and authority shall be thereafter as effectively the property of BHH, as the Surviving Corporation, as they were or would be of the Constituent Corporations or any of them; and title to any real estate or any interest therein vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of this merger.

         3. BHH, as the Surviving Corporation, shall be responsible and liable for all the debts, liabilities, duties and obligations of each of the Constituent Corporations, and as of the Effective Time all such debts, liabilities, duties and obligations shall attach to BHH, as the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, duties and obligations had been originally incurred or contracted by it; and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place; or BHH, as the Surviving Corporation, may be substituted in its place; and neither the rights of creditors nor any liens upon property of any of the Constituent Corporations shall be impaired by the merger.

         4. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of any of the Constituent Corporations to any of the property rights of the Constituent Corporations, the appropriate officers or directors of Black Hawk, LCC or BHH are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all acts or things, in the name of Black Hawk, LCC or BHH, as may be requisite or desirable to carry out the provisions of this Plan of Merger.

         5. The Board of Directors of the Surviving Corporation shall consist of the persons serving as directors of Black Hawk immediately prior to the Effective Time. Such directors shall hold office, subject to the applicable provisions of the Bylaws of the Surviving Corporation, until the expiration of the term for which such director was elected and until such director's successor shall have been duly elected and qualified.

         6. The officers of Black Hawk immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified.

         7. The Articles of Incorporation and Bylaws of BHH in effect at the Effective Time shall constitute the Articles of Incorporation and Bylaws of the Surviving Corporation, except that Section 1.1 shall be amended in its entirety to read as follows:

     "1.1) The name of the corporation shall be Black Hawk Holdings, Inc."


                                  ARTICLE III
                      MANNER AND BASIS OF CONVERTING STOCK


         1. Each share of Common Stock of Black Hawk outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into One (1) share of Common Stock of BHH.

         2. Each share of Class A Common Stock of LCC outstanding immediately prior to the Effective Time (other than shares owned of record by Black Hawk) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into One Hundred Fifty (150) shares of Common Stock of BHH. The shares of Class A Common Stock of LCC outstanding immediately prior to the Effective Time which are owned of record by Black Hawk shall not be converted into shares of BHH but shall, as of the Effective Time, be cancelled, extinguished and cease to exist without the payment of any cash or the delivery of any other consideration.

         3. Each share of Class B Common Stock of LCC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into One Hundred Fifty
(150) shares of Common Stock of BHH.

         4. The shares of Common Stock of BHH outstanding immediately prior to the Effective Time shall, as of the Effective Time, be cancelled, extinguished and cease to exist and the holder of such shares shall receive One Hundred Dollars ($100) for such shares.

                       STATEMENT OF DESIGNATION OF SHARES
                                       OF
                           BLACK HAWK HOLDINGS, INC.



         The undersigned hereby certifies that the resolutions set forth on Exhibit A attached hereto were adopted by unanimous written action of the Board of Directors of Black Hawk Holdings, Inc. effective as of September 23, 1993.

         I certify that I am authorized to execute this Statement and I further certify that I understand that by signing this Statement I am subject to the penalties of perjury as set forth in Minnesota Statutes, Section 609.48 as if I had signed this Amendment under oath.


                                            /s/ William H. Spell
                                                William H. Spell, President

            WRITTEN ACTION IN LIEU OF MEETING OF BOARD OF DIRECTORS
                                       OF
                           BLACK HAWK HOLDINGS, INC.


         The undersigned, being all the members of the Board of Directors of Black Hawk Holdings, Inc., a Minnesota corporation, acting pursuant to the provisions of Minnesota Statutes, Section 302A.239, does hereby consent to the adoption of and does hereby adopt the following resolutions, as of September 23, 1993:


                    Designation of Class of Preferred Stock

         WHEREAS,   Article  3.1  of  the  Articles  of  Incorporation  of  this corporation authorizes issuance of 20,000,000 shares of undesignated stock.

         WHEREAS, the Board of Directors of the corporation is authorized to establish from the undesignated shares by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include, but is not limited to, designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         NOW, THEREFORE, RESOLVED, that 2,000,000 shares of the corporation's undesignated shares shall be designated as Series A 7% Convertible Preferred Stock.

         FURTHER RESOLVED, that the rights and preferences of the Series A 7% Convertible Preferred Stock (the "Series A Shares") shall be as follows:

                  (a) Dividends. The holders of the Series A Shares shall be entitled to receive out of any funds at any time legally available for the declaration of dividends, when and as declared by the Board of Directors, cash dividends at the rate of 7% of the liquidation payment provided in subparagraph (c) hereof per annum per share, such dividends to be payable quarterly each March 31, June 30, September 30 and December 31, provided that the first dividend shall not be payable until March 31, 1994. Dividends on shares of the Series A Shares shall on the date they are issued be cumulative, whether or not earned. In no event shall any dividend be paid or declared, nor shall any distribution be made on the corporation's Common Stock, nor shall any Common Stock be purchased, redeemed or otherwise acquired by the corporation for value, unless all dividends on the Series A Shares for all past periods shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment.

                  (b) Voting. Each holder of Series A Shares will have the right to vote for all shareholder purposes the number of votes that is equal to the number of shares of Common Stock into which such holder's Series A Shares are then convertible, as hereinafter provided. Except as otherwise required by law, the holders of Series A Shares shall vote together with the holders of Common Stock as though the Series A Shares and Common Stock were a single class.

                  (c) Liquidation. In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, before any other distribution or payment is made to the holders of the Common Stock, the holders of Series A Shares will be entitled to receive, out of the assets of the corporation legally available therefor, a liquidation payment in cash per Series A Share equal to $2.00 (subject to equitable adjustment in the event of any stock dividend, split, distribution or combination with respect to Series A Shares). In addition to such amount, a further amount equal to the dividends accumulated and unpaid thereon to the date of such liquidation payment will also be paid. At any time prior to the making of a liquidation payment, a holder of the Series A Shares may convert, at the holder's option, the holder's Series A shares into shares of Common Stock in accordance with the provisions set forth below. If upon any liquidation or dissolution of the corporation, the assets available for distribution are insufficient to pay the holders of all outstanding Series A Shares such amount per Series A Share, the holders of Series A Shares will share pro rata in any such distribution of assets.

               (d) Redemption. Neither the holders of Series A Shares nor the corporation will have the right to require the redemption of all or any part of the outstanding Series A Shares.

                  (e) Conversion Right. At the option of the holder thereof, each Series A Share will be convertible into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation equal to the number obtained by dividing $2.00 by the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The initial price at which shares of Common Stock will be delivered upon conversion of a Series A Share (the "Conversion Price") will be $2.00 per share of Common Stock and, accordingly, the initial conversion rate shall be one share of Common Stock for each Series A Share. The initial Conversion Price will be subject to adjustment from time to time in certain instances as hereinafter provided. The following provisions will govern such right of conversion:

                           (1) Certificates. In order to convert Series A Shares
                  into shares of Common Stock of the corporation, the holder thereof will surrender at the office of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), the certificate or certificates therefor, duly endorsed to the corporation or in blank. Further, the holder will give written notice to the corporation at such office that such holder elects to convert such shares. Series A Shares will be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided. The person entitled to receive the shares of Common Stock of the corporation issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the corporation will issue and deliver, or cause to be issued and delivered, at such office a certificate or certificates for the number of shares of Common Stock of the corporation issuable upon such conversion.

                           (2) Adjustment to Conversion Price. The Conversion Price will be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of Series A Shares will thereafter be entitled to receive the number of shares of Common Stock of the corporation obtained by dividing $2.00 by the Conversion Price after the adjustment.

                           (3) Subdivision of Shares. In case the corporation at
                  any time subdivides its outstanding shares of Common Stock into a greater number of shares, whether by stock split, stock dividend or otherwise, the Conversion Price in effect immediately prior to such Subdivision will be proportionately reduced. Conversely, in case the outstanding shares of Common Stock of the corporation are combined into a smaller number of shares, whether by reverse stock split or otherwise, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Reorganizations; Mergers; Etc. If any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation is effected in such a way that holders of Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the holders of Series A Shares will thereafter have the right to receive (upon the basis and the terms and conditions specified herein) upon the conversion of Series A Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of the Series A Shares had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision will be made with respect to the rights and interests of the holders of Series A Shares to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Shares) are thereafter applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Shares. The corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger, or the corporation purchasing such assets, assumes by written instrument executed and mailed to the holders of Series A Shares, at the last addresses of such holders appearing on the books of the corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                           (5) Adjustment Notices. Upon any adjustment of the Conversion Price, then and in each case the corporation will give written notice thereof, by first class mail, postage prepaid, addressed to the holders of Series A Shares at the addresses of such holders as shown on the books of the corporation. Such notice will state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Shares. Such notice will set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                         (6) Prior  Notices  of Certain  Events.  In case at any
                  time:

                         (A) the corporation  shall pay any dividends payable in
                    stock upon its shares of Common Stock, or makes any distribution other than cash distributions to the holders of its shares of Common Stock;

                         (B) the corporation offers for subscription pro rata to
                    the holders of its Common Stock any additional shares of stock of any class or other rights;

                         (C)   there   is   any   capital   reorganization,   or
                    reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or

                         (D) there is a voluntary  or  involuntary  dissolution,
                    liquidation or winding up of the corporation;

                  then, in any one or more of such cases, the corporation will give written notice, by first class mail, postage prepaid, addressed to the holders of Series A Shares at the addresses of such holders as shown on the books of the corporation, of the date on which (i) the books of the corporation will close or a record will be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up will take place, as the case may be. Such notice will also specify the date as of which the holders of Common Stock of record will participate in such dividend, distribution or subscription rights, or will be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice will be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the corporation's transfer books are closed in respect thereto. At any time prior to such date the holders of the Series A Shares, at their option, may convert their Series A Shares into shares of Common Stock in accordance with the terms hereof.

                           (7) Common Stock. As used in this Section 3.4(e), the
                  term "Common Stock" means and includes the corporation's presently authorized shares of Common Stock. The term "Common Stock" also includes any capital stock of any class of the corporation hereafter authorized which is not limited to a fixed amount or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares receivable pursuant to conversion of Series A Shares will include shares designated as Common Stock of the corporation as of the date of issuance of such Series A Shares.

                           (8) Fractional  Shares.  The corporation shall not be
                  required to issue fractional shares of Common Stock upon conversion of the Series A Shares. If the corporation does not issue fractional shares, the corporation will pay a cash adjustment in respect of such fraction that would otherwise be issuable in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the day of conversion. As used in this Section (e), "Market Price" means the average of the high and low prices of the Common Stock sales on all exchanges on which the Common Stock may at the time be listed. If there will have been no sales on any such exchange on any such day, the Market Price means the average of the bid and asked prices at the end of such day. If the Common Stock is not so listed, the Market Price means the average of the bid and asked prices at the end of the day in the over-the-counter market, in each case averaged over a period of 20 consecutive business days prior to the date as of which Market Price is being determined. If at any time the Common Stock is not listed on any exchange or quoted in the over-the-counter market, the Market Price will be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the corporation as of a date which is within 15 days of the date as of which the determination is to be made.

                  (f) Mandatory Conversion. The Series A Shares may be converted into shares of Common Stock of the corporation upon five days notice by the Board of Directors of the corporation to the holders of the Series A Shares at any time after the Common Stock of the corporation trades in a public market for 20 consecutive trading days at an average of the bid and asked prices greater than $4.00 per share. Each holder of the former Series A Shares so converted will be entitled to receive the full number of shares of Common Stock into which such Series A Shares held by such holder would have been converted if such holder had exercised such holder's conversion prior to the conversion and the corporation shall forthwith issue and deliver to such holder the certificate(s) therefor. Upon such conversion, each holder of Series A Shares shall forthwith surrender such holder's certificate(s) for such former Series A Shares.

                                              /s/ William H. Spell
                                                  William H. Spell


                                              /s/ Harry W. Spell
                                                  Harry W. Spell


                                              /s/ George R. Long
                                                  George R. Long


                                              /s/ Lyle D. Taylor
                                                  Lyle D. Taylor


                                              /s/ David L. Owen
                                                  David L. Owen


                                              /s/ Richard W. Perkins
                                                  Richard W. Perkins


                                              /s/ Edward E. Strickland
                                                  Edward E. Strickland


                                              /s/ Bruce A. Richard
                                                  Bruce A. Richard

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                           BLACK HAWK HOLDINGS, INC.



         Article l of the Articles of Incorporation of the above corporation has been amended to read as follows:


                               "ARTICLE 1 - NAME

     1.1) The name of the corporation shall be Eagle Pacific Industries, Inc."


         The foregoing amendment has been approved pursuant to Chapter 302A, Minnesota Statutes.

         I certify that I am authorized to execute this Amendment and I further certify that I understand that by signing this Amendment I am subject to the penalties of perjury as set forth in Minnesota Statutes, Section 609.48, as if I had signed this Amendment under oath.




                                          /s/ William H. Spell
                                              William H. Spell, President